EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements and each related prospectus of Sysco Corporation of our report dated August 29, 2016 (except for Notes 1, 8 and 22, for which the date is February 6, 2017), with respect to the consolidated financial statements of Sysco Corporation and subsidiaries, and our report dated August 29, 2016 with respect to the effectiveness of internal control over financial reporting of Sysco Corporation and subsidiaries, included in this Current Report on Form 8-K.

Sysco Corporation Form S-3                 File No. 333-206568

Sysco Corporation Form S-8                 File No. 333-201216

Sysco Corporation Form S-8                 File No. 333-192353

Sysco Corporation Form S-3                 File No. 333-126199

Sysco Corporation Form S-4                 File No. 333-50842

Sysco Corporation Form S-8                 File No. 333-147338

Sysco Corporation Form S-8                 File No. 33-45820

Sysco Corporation Form S-8                 File No. 333-58276

Sysco Corporation Form S-8                 File No. 333-163189

Sysco Corporation Form S-8                 File No. 333-163188

Sysco Corporation Form S-8                 File No. 333-170660

/s/ Ernst & Young LLP

Houston, Texas

February 6, 2017